SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 31, 2012

THE LTV CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4368	75-1070950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Rockside Road, Suite 405, Independence, Ohio		44131
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 642-4519

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

As previously disclosed, on December 29, 2000 The LTV Corporation and 48 of its wholly-owned subsidiaries (the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Ohio (the “Bankruptcy Court”).

By motion of Debtors The LTV Corporation, LTV Steel Company, Inc. and Georgia Tubing Corporation (the “LTV Debtors”), the Bankruptcy Court entered its Order, Pursuant to Sections 105(a), 365 and 1112 (b) of the Bankruptcy Code, (I) Dismissing the Chapter 11 Cases of LTV Steel Company, Inc. and The LTV Corporation, (II) Authorizing the Debtors to (A) Reject Executory Contracts and Unexpired Leases and (B) Destroy Remaining Records and (III) Granting Certain Related Relief (the “Order”) authorizing the dismissal of the bankruptcy cases, which cases were thus dismissed on August 31, 2012. A copy of said Order is attached hereto as Exhibit 99.1. The LTV Debtors are in the process of finalizing their affairs and will soon file dissolution papers with applicable state governments to dissolve their corporate existence.

ITEM 9.01. Exhibits.

(d)	Exhibits

99.1	Order, Pursuant to Sections 105(a), 365 and 1112 (b) of the Bankruptcy Code, (I) Dismissing the Chapter 11 Cases of LTV Steel Company, Inc. and The LTV Corporation, (II) Authorizing the Debtors to (A) Reject Executory Contracts and Unexpired Leases and (B) Destroy Remaining Records and (III) Granting Certain Related Relief

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LTV CORPORATION

	By:	/s/ John T. Delmore
Date: September 20, 2012	Name:	John T. Delmore
President and Treasurer